PROSPECTUS SUPPLEMENT                                         File No. 333-68747
----------------------
(To Prospectus and Prospectus Supplement dated May 6, 1999)      Rule 424(b)(3)
Prospectus number:              1888


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $20,000,000          Original Issue Date:   December 30, 1999

CUSIP Number:      59018S 3N2           Stated Maturity Date:    January 1, 2007

Interest Calculation:                   Day Count Convention:
---------------------                   ---------------------
/x/    Regular Floating Rate Note       /x/    Actual/360
/_/    Inverse Floating Rate Note       /_/    30/360
       (Fixed Interest Rate):           /0/    Actual/Actual



Interest Rate Basis:
--------------------
/x/    LIBOR                            /_/    Commercial Paper Rate
/_/    CMT Rate                         /_/    Eleventh District Cost of
                                               Funds Rate
/_/    Prime Rate                       /_/    CD Rate
/$-/   Federal Funds Rate               /_/    Other (see attached)
/_/    Treasury Rate
       Designated CMT Page:             Designated LIBOR Page:
               CMT Telerate Page:              LIBOR Telerate Page:
               CMT Reuters Page:               LIBOR Reuters Page:


Index Maturity:        Three Months     Minimum Interest Rate:    Not Applicable

Spread:                0.100%           Maximum Interest Rate:    Not Applicable

Initial Interest Rate: TBD              Spread Multiplier:        Not Applicable



Interest Reset Dates:            Quarterly, on the 1st of January, April, July
                                 and October, commencing April 1, 2000; subject to modified following business day convention

Interest Payment Dates:          Quarterly, on the 1st of January, April, July
                                 and October, commencing April 1, 2000; subject to modified following business day convention

Repayment at the
Option of the Holder:            The Notes cannot be repaid prior to the Stated
                                 Maturity Date.

Redemption at the
Option of the Company:           The Notes cannot be redeemed prior to the
                                 Stated Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                         The Chase Manhattan Bank

Dated:                           12/20/99